UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

FORCE FUELS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4630 Campus Drive, Suite 101 Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
949-999-8039

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) and (b)  On October 1, 2009, the Board of Directors accepted Mr. Lawrence Weisdorn’s voluntary resignation from his positions of Director, President, Chief Executive Officer and Chief Financial Officer of the Registrant.  There were no disagreements or misunderstandings relating to the Registrant’s operations, policies or practices between the Board and Mr. Weisdorn leading to his resignation.

(c)(1)           On October 1, 2009, Oscar F. Luppi was appointed President and Chief Executive Officer of the Registrant and Thomas Hemingway was appointed interim Treasurer.

(c)(2)           Oscar Luppi (46) – Mr. Luppi has served as the President, Chief Executive Officer and Chairman of the Board of Directors of the Registrant from October 1, 2009 to the present.  From May 1990 to the present, Mr. Luppi has served as President of International Patent, Manufacturing and Services, Inc., a private investment company.  From March 2001 through October 2007, Mr. Luppi also served as President of Phonica SpA., an Italian telecom company.

Thomas Hemingway (52) – Mr. Hemingway has served as the interim Treasurer of the Registrant from October 1, 2009 to the present.  Mr. Hemingway previously served as the Chief Executive Officer and Chief Financial Officer of the Registrant from May 9, 2006 to October 21, 2008.  Mr. Hemingway has also served as the President and Chief Executive Officer of Redwood Investment Group, an investment banking trust, from June 2003 to the present.  Mr Hemingway has also served as a director of Financial Media Group, Inc., a full service financial media company, from November 2004 to the present.  Mr. Hemingway previously served as the Chairman, Chief Operating Officer and Secretary of MetroConnect Inc. (formerly known as NextPhase Wireless, Inc.), a broadband connectivity solutions provider from January 2007 to the July 2009, Interim Chief Financial Officer from June 2008 to July 2009, and Chief Executive Officer from September 2008 to July 2009.  Mr. Hemingway previously served as Chairman and Chief Executive Officer of Oxford Media, a next generation media distribution company, from 2004 to 2006; and as Chairman and Chief Executive Officer of Esynch Corporation, developer and marketer of video-on-demand services and video streaming through the Internet, from 1998 to 2003.

(c)(3)           The Company and Mr. Luppi entered into an Employment Agreement effective October 1, 2009, pursuant to which Mr. Luppi will receive an annual base salary of $250,000 and a signing bonus of One Million (1,000,000) shares of Registrant’s Common Stock and an additional One Million (1,000,000) options to purchase the Registrant’s Common Stock upon the Registrant’s listing on the OTC Bulletin Board at a 20% discount off the stock price quoted on the first opening trade. His salary shall increase to $350,000 effective October 1, 2010.  Mr. Luppi shall be eligible for annual bonuses as the Board of Directors, in its discretion, may determine to be appropriate in light of the Company’s performance and Mr. Luppi’s performance and contribution to the Company’s success.

No compensation arrangement has been entered into or is contemplated with respect to Mr. Hemingway’s employment as Treasurer.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

(d)(1)           On October 1, 2009, Oscar F. Luppi was elected as a director and Chairman of the Board of Directors of the Registrant.

(d)(4)           Please refer to the information previously stated in paragraph (c)(2) above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Please see the Exhibit Index located behind the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCE FUELS, INC.
(Registrant)
Date: October 2, 2009

/s/ Oscar F. Luppi
Oscar F. Luppi, President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.8*	Employment Agreement of Oscar F. Luppi dated October 1, 2009.

__________________
* This exhibit references a Management Compensation Plan or Arrangement